Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-225976, No.333-217490, No.333-200630, No.333-191177 and No.333-177810) of Phoenix New Media Limited of our report dated April 28, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
April 28, 2020